Exhibit 99

Family Dollar Reports Third Quarter Financial Results

  Third Quarter Diluted EPS of $0.70 as compared to Diluted EPS of $0.71 last year
  Adjusted Third Quarter Diluted EPS of $0.74 as compared to adjusted Diluted EPS of $0.85 last year
  Third Quarter Comparable Store Sales Increased 0.7%

MATTHEWS, N.C.--(BUSINESS WIRE)--July 1, 2015--Family Dollar Stores, Inc. (NYSE: FDO) today reported that net income per diluted share in the third quarter of fiscal 2015 ended May 30, 2015, was $0.70 compared to $0.71 in the third quarter of fiscal 2014 ended May 31, 2014. Excluding $4.7 million of expenses in the third quarter of fiscal 2015 related to the pending merger with Dollar Tree, Inc, (NASDAQ: DLTR) (“Dollar Tree”) and $24.5 million of restructuring charges in the third quarter of fiscal 2014, adjusted net income per diluted share in the third quarter of fiscal 2015 was $0.74 compared with $0.85 in the third quarter of fiscal 2014. The tables included in this press release provide a reconciliation of GAAP to non-GAAP measures.

Third Quarter Results

Total net sales in the third quarter of fiscal 2015 increased 2.6% to $2.73 billion from $2.66 billion in the third quarter of fiscal 2014. Comparable store sales for the 13-week period increased 0.7% as a result of an increase in the number of customer transactions, which was partially offset by a decrease in the average customer transaction value.

Net sales of Consumables increased 3.8% in the third quarter of fiscal 2015 and represented 74.2% of total net sales, compared to 73.3% of net sales in the third quarter of fiscal 2014. Net sales of Discretionary categories (including apparel and accessories, home products, and seasonal and electronics) decreased 0.8% in the third quarter of fiscal 2015 to 25.8% of net sales, compared to 26.7% of net sales in the third quarter of fiscal 2014.

Gross profit for the third quarter of fiscal 2015 increased 3.5% to $943.2 million, or 34.6% of net sales, compared to $910.9 million, or 34.3% of net sales, in the third quarter of fiscal 2014. Excluding $1.5 million of cost of sales restructuring charges, adjusted third quarter fiscal 2014 gross profit was $912.3 million, or 34.3% of net sales. As a percentage of net sales, the benefit of lower markdowns and higher merchandise markups was partially offset by increased sales of lower-margin consumables in the third quarter of fiscal 2015 as compared to the third quarter of fiscal 2014.

Selling, general and administrative (“SG&A”) expenses in the third quarter of fiscal 2015 were $812.2 million, or 29.8% of net sales, as compared to $767.0 million, or 28.8% of net sales, in the third quarter of fiscal 2014. Reflecting the modest increase in comparable stores sales, many expenses deleveraged in the quarter. The increase in SG&A, as a percentage of net sales, was primarily a result of higher store occupancy costs, higher insurance expense, and higher store payroll expense. The impact of these increases was partially offset by lower corporate payroll and lower advertising expense in the third quarter of fiscal 2015 as compared to the third quarter of fiscal 2014.

Operating profit for the third quarter of fiscal 2015 was $126.3 million or 4.6% of net sales, as compared to $120.8 million, or 4.5% of net sales, in the third quarter of fiscal 2014. In the third quarter of fiscal 2015, the Company incurred $4.7 million in expenses related to the Company’s pending merger with Dollar Tree. Excluding merger-related expenses in fiscal 2015 and restructuring charges in fiscal 2014, adjusted operating profit in the third quarter of fiscal 2015 was $131.0 million, or 4.8% of net sales, compared with $145.3 million, or 5.5% of net sales in the third quarter of fiscal 2014.

The effective tax rate in the third quarter of fiscal 2015 was 37.5% compared to 33.1% in the third quarter of fiscal 2014. The effective tax rate was higher primarily due to changes in foreign transfer pricing legislation impacting the Company’s global sourcing operations, non-deductible costs associated with the pending merger with Dollar Tree, and a decrease in federal jobs tax credits.

Net income in the third quarter of fiscal 2015 was $79.9 million compared with $81.1 million in the third quarter of fiscal 2014. Excluding $4.7 million in merger-related expenses in fiscal 2015 and $24.5 million in restructuring charges in fiscal 2014, adjusted net income in the third quarter of fiscal 2015 was $84.6 million, or 3.1% of net sales, compared with $96.5 million, or 3.6% of net sales in the third quarter of fiscal 2014.

Merchandise Inventories

The Company’s merchandise inventories at May 30, 2015, increased 2.5% to $1.63 billion compared with $1.59 billion at May 31, 2014. Average inventory per store at the end of the third quarter of fiscal 2015 was approximately 2% higher than the average inventory per store at the end of the third quarter of fiscal 2014. The increase in average inventory per store was primarily the result of the Company’s investment in key Consumable categories, including food and tobacco.

Capital Expenditures

Capital expenditures were $253.8 million in the first three quarters of fiscal 2015 as compared to $307.2 million in the first three quarters of fiscal 2014. The reduction in capital expenditures was primarily due to fewer new store openings and fewer store renovations. These reductions were partially offset by increased investments in security equipment and merchandise fixtures in existing stores.

During the first three quarters of fiscal 2015, the Company opened 245 new stores and closed 26 stores as compared to 355 new store openings and 25 closings in the first three quarters of fiscal 2014. The Company also renovated, relocated or expanded 433 stores in the first three quarters of fiscal 2015, as compared to 585 stores in the first three quarters of fiscal 2014.

Dollar Tree Merger Update

On June 16, 2015, Dollar Tree announced in connection with its proposed acquisition of Family Dollar that Dollar Tree and Family Dollar signed an Agreement Containing Consent Orders proposed by the staff of the U.S. Federal Trade Commission (“FTC”). The agreement includes a draft Decision and Order, which remains subject to acceptance and final approval by the FTC Commissioners and would permit Dollar Tree to acquire Family Dollar subject to an obligation to complete the divestiture of 330 Family Dollar stores within a specified period following the closing of the acquisition of Family Dollar. As previously announced, Dollar Tree has entered into a definitive agreement to divest these 330 Family Dollar stores to Sycamore Partners. Dollar Tree informed Family Dollar that Dollar Tree intends to close its acquisition of Family Dollar shortly after the FTC accepts the Decision & Order for public comment and continues to expect the closing to occur in early July 2015.

In light of the pending transaction, the Company has not provided earnings guidance for fiscal 2015 and will not hold a conference call to discuss its third quarter results.

Important Information for Investors and Stockholders

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. In connection with the pending merger between Dollar Tree and Family Dollar, on October 28, 2014, the Securities and Exchange Commission (“SEC”) declared effective Dollar Tree’s registration statement on Form S-4 that included a definitive proxy statement of Family Dollar that also constitutes a prospectus of Dollar Tree. On October 28, 2014, Family Dollar commenced mailing the definitive proxy statement/prospectus to stockholders of Family Dollar, and on January 22, 2015, the Family Dollar stockholders adopted the Dollar Tree Merger Agreement. INVESTORS AND SECURITY HOLDERS OF FAMILY DOLLAR ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS RELATING TO THE MERGER THAT ARE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER. Investors and security holders are able to obtain free copies of the registration statement and the definitive proxy statement/prospectus and other documents filed with the SEC by Dollar Tree and Family Dollar through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by Dollar Tree are available free of charge on Dollar Tree’s internet website at www.DollarTree.com under the heading “Investor Relations” and then under the heading “Download Library” or by contacting Dollar Tree’s Investor Relations Department at 757-321-5284. Copies of the documents filed with the SEC by Family Dollar are available free of charge on Family Dollar’s internet website at www.FamilyDollar.com under the heading “Investor Relations” and then under the heading “SEC Filings” or by contacting Family Dollar’s Investor Relations Department at 704-708-2858.

Forward-Looking Statements

Certain statements contained herein are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements and information about our current and future prospects and our operations and financial results are based on currently available information. Various risks, uncertainties and other factors could cause actual future results and financial performance to vary significantly from those anticipated in such statements. The forward-looking statements contained herein include assumptions about our operations, such as cost controls and market conditions, and certain plans, activities or events which we expect will or may occur in the future and relate to, among other things, the business combination transaction involving Dollar Tree and Family Dollar, the financing of the pending transaction, the benefits, results, effects, timing and certainty of the pending transaction, future financial and operating results, expectations concerning the antitrust review process for the pending transaction and the combined company’s plans, objectives, expectations (financial or otherwise) and intentions.

Risks and uncertainties related to the pending merger include, among others: the risk that regulatory approvals required for the merger are not obtained on the proposed terms and schedule or are obtained subject to conditions that are not anticipated; the risk that the other conditions to the closing of the merger are not satisfied; the risk that the financing required to fund the merger is not obtained; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the merger; uncertainties as to the timing of the merger; competitive responses to the merger; response by activist stockholders to the merger; costs and difficulties related to the integration of Family Dollar’s business and operations with Dollar Tree’s business and operations; the inability to obtain, or delays in obtaining, the cost savings and synergies contemplated by the merger; uncertainty of the expected financial performance of the combined company following completion of the merger; the calculations of, and factors that may impact the calculations of, the acquisition price in connection with the merger and the allocation of such acquisition price to the net assets acquired in accordance with applicable accounting rules and methodologies; unexpected costs, charges or expenses resulting from the merger; litigation relating to the merger; the outcome of pending or potential litigation or governmental investigations; the inability to retain key personnel; and any changes in general economic and/or industry specific conditions. Consequently, all of the forward-looking statements made by Family Dollar, in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in Family Dollar’s Annual Report on Form 10-K for the fiscal year ended August 30, 2014, Family Dollar’s Quarterly Report on Form 10-Q for the quarter ended May 30, 2015, and other reports filed by Family Dollar with the SEC, which are available at the SEC’s website http://www.sec.gov.

Please read our “Risk Factors” and other cautionary statements contained in these filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Family Dollar undertakes no obligation to update or revise any forward-looking statements, even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and our financial condition and results of operations could be materially adversely affected.

About Family Dollar Stores, Inc.

For more than 50 years, Family Dollar has been providing value and convenience to customers in easy-to-shop neighborhood locations. Family Dollar’s mix of name brands and quality, private brand merchandise, appeals to shoppers in more than 8,200 stores in rural and urban settings across 46 states. Helping families save on the items they need with everyday low prices creates a strong bond with customers who refer to their neighborhood store as “my Family Dollar.” Headquartered in Matthews, North Carolina, just outside of Charlotte, Family Dollar is a Fortune 300, publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Third Quarter Ended
(in thousands, except per share amounts)	May 30, 2015	% of Net Sales	May 31, 2014	% of Net Sales

Net sales	$2,728,176	100.0%	$2,658,964	100.0%
Cost of sales	1,785,011	65.4%	1,746,625	65.7%
Cost of sales - restructuring	—	0.0%	1,486	0.1%
Gross profit	943,165	34.6%	910,853	34.3%
Selling, general and administrative expenses	812,190	29.8%	767,049	28.8%
Restructuring	—	0.0%	22,996	0.9%
Merger fees	4,690	0.2%	—	0.0%
Operating profit	126,285	4.6%	120,808	4.5%
Investment income	43	0.0%	58	0.0%
Interest expense	6,795	0.2%	7,959	0.3%
Other income	8,470	0.3%	8,400	0.3%
Income before income taxes	128,003	4.7%	121,307	4.6%
Income taxes	48,060	1.8%	40,160	1.5%
Net income	$79,943	2.9%	$81,147	3.1%

Net income per common share - basic	$0.70		$0.71
Weighted average shares - basic	114,511		113,829

Net income per common share - diluted	$0.70		$0.71
Weighted average shares - diluted	114,755		114,150

Dividends declared per common share	$-		$0.31

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the First Three Quarters Ended
(in thousands, except per share amounts)	May 30, 2015	% of Net Sales	May 31, 2014	% of Net Sales

Net sales	$8,082,866	100.0%	$7,875,276	100.0%
Cost of sales	5,355,667	66.3%	5,203,802	66.1%
Cost of sales - restructuring	—	0.0%	1,486	0.0%
Gross profit	2,727,199	33.7%	2,669,988	33.9%
Selling, general and administrative expenses	2,390,926	29.6%	2,265,608	28.8%
Restructuring	—	0.0%	22,996	0.3%
Merger fees	21,781	0.3%	—	0.0%
Operating profit	314,492	3.9%	381,384	4.8%
Investment income	143	0.0%	162	0.0%
Interest expense	21,812	0.3%	22,256	0.3%
Other income	24,409	0.3%	23,334	0.3%
Income before income taxes	317,232	3.9%	382,624	4.9%
Income taxes	119,206	1.5%	132,581	1.7%
Net income	$198,026	2.4%	$250,043	3.2%

Net income per common share - basic	$1.73		$2.19
Weighted average shares - basic	114,378		114,066

Net income per common share - diluted	$1.73		$2.18
Weighted average shares - diluted	114,636		114,458

Dividends declared per common share	$0.31		$0.83

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	As of
(in thousands, except per share and share amounts)	May 30, 2015	May 31, 2014
Assets
Current assets:
Cash and cash equivalents	$215,993	$163,734
Short-term investment securities	4,003	18,007
Restricted cash and investments	32,120	33,979
Merchandise inventories	1,631,925	1,591,562
Deferred income taxes	38,520	32,798
Income tax refund receivable	72,649	38,241
Prepayments and other current assets	176,026	212,338
Total current assets	2,171,236	2,090,659

Property and equipment, net	1,691,739	1,786,911
Investment securities	—	16,646
Other assets	70,142	68,888

Total assets	$3,933,117	$3,963,104

Liabilities and Shareholders' Equity
Current liabilities:
Short-term borrowings	$—	$276,000
Current portion of long-term debt	185,200	16,200
Accounts payable	643,101	676,079
Accrued liabilities	330,786	327,999
Income taxes	4,755	4,997
Total current liabilities	1,163,842	1,301,275

Long-term debt	299,139	484,188
Other liabilities	305,854	289,128
Deferred gain	213,806	206,761
Deferred income taxes	96,341	25,169
Commitments and contingencies	—	—

Shareholders' Equity:
Preferred stock, $1 par; authorized and
unissued 500,000 shares	—	—
Common stock, $.10 par; authorized
600,000,000 shares	12,125	12,062
Capital in excess of par	357,641	325,623
Retained earnings	1,886,721	1,724,871
Accumulated other comprehensive loss	(334)	(1,515)
Common stock held in treasury, at cost	(402,018)	(404,458)
Total shareholders' equity	1,854,135	1,656,583

Total liabilities and shareholders' equity	$3,933,117	$3,963,104

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the First Three Quarters Ended
(in thousands)	May 30, 2015	May 31, 2014
Cash flows from operating activities:
Net income	$198,026	$250,043
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	214,198	195,671
Amortization of deferred gain	(14,244)	(12,642)
Impairment on property and equipment - restructuring	—	19,041
Lease obligations on closed stores due to restructuring	(13,613)	—
Merger fees	(15,249)	—
Deferred income taxes	92,673	9,190
Excess tax benefits from stock-based compensation	(3,722)	(5,510)
Stock-based compensation	8,165	12,639
Loss on disposition of property and equipment	4,593	8,335
Changes in operating assets and liabilities:
Merchandise inventories	(21,993)	(124,546)
Prepayments and other current assets	5,809	(50,768)
Other assets	(2,508)	9,385
Accounts payable and accrued liabilities	(102,855)	(33,042)
Income taxes	(8,191)	(24,728)
Other liabilities	1,549	(67)
Net cash provided by operating activities	342,638	253,001

Cash flows from investing activities:
Purchases of investment securities	(15,015)	(50,422)
Sales of investment securities	18,347	63,715
Net change in restricted cash	27	390
Capital expenditures	(253,778)	(307,183)
Net proceeds from sale-leaseback	27,111	32,538
Proceeds from dispositions of property and equipment	2,402	563
Net cash used in investing activities	(220,906)	(260,399)

Cash flows from financing activities:
Short-term borrowings	1,120,000	1,916,000
Repayment of short-term borrowings	(1,120,000)	(1,640,000)
Repayment of long-term debt	(16,200)	(16,200)
Repurchases of common stock	—	(125,038)
Changes in cash overdrafts	(16,950)	(29,138)
Proceeds from exercise of employee stock options	19,185	13,794
Excess tax benefits from stock-based compensation	3,722	5,510
Payment of dividends	(35,336)	(94,795)
Net cash provided by/ (used in) financing activities	(45,579)	30,133

Net change in cash and cash equivalents	76,153	22,735
Cash and cash equivalents at beginning of period	139,840	140,999
Cash and cash equivalents at end of period	$215,993	$163,734

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP DISCLOSURES:

	For the Third Quarter Ended
(in thousands, except per share amounts)	May 30, 2015	May 31, 2014

Gross profit	$943,165	$910,853
Restructuring charges - cost of sales	—	1,486
Adjusted gross profit	$943,165	$912,339

Operating profit	$126,285	$120,808
Restructuring charges - cost of sales	—	1,486
Restructuring charges - SG&A	—	22,996
Merger fees	4,690	—
Adjusted operating profit	$130,975	$145,290

Net income	$79,943	$81,147
After-tax impact of restructuring charges - cost of sales	—	932
After-tax impact of restructuring charges - SG&A	—	14,423
After-tax impact of merger fees	4,690	—
Adjusted net income	$84,633	$96,502

Diluted net income per common share	$0.70	$0.71
Per share impact of restructuring charges - cost of sales	—	0.01
Per share impact of restructuring charges - SG&A	—	0.13
Per share impact of merger fees	0.04	—
Adjusted diluted net income per common share	$0.74	$0.85

	For the Three Quarters Ended
(in thousands, except per share amounts)	May 30, 2015	May 31, 2014

Gross profit	$2,727,199	$2,669,988
Restructuring charges - cost of sales	—	1,486
Adjusted gross profit	$2,727,199	$2,671,474

Operating profit	$314,492	$381,384
Restructuring charges - cost of sales	—	1,486
Restructuring charges - SG&A	—	22,996
Merger fees	21,781	—
Adjusted operating profit	$336,273	$405,866

Net income	$198,026	$250,043
After-tax impact of restructuring charges - cost of sales	—	932
After-tax impact of restructuring charges - SG&A	—	14,423
After-tax impact of merger fees	21,781	—
Adjusted net income	$219,807	$265,398

Diluted net income per common share	$1.73	$2.18
Per share impact of restructuring charges - cost of sales	—	0.01
Per share impact of restructuring charges - SG&A	—	0.13
Per share impact of merger fees	0.19	—
Adjusted diluted net income per common share	$1.92	$2.32

FAMILY DOLLAR STORES, INC., AND SUBSIDIARIES
Selected Additional Information

NET SALES BY CATEGORY:
	For the Third Quarter Ended
(in thousands)	May 30, 2015	May 31, 2014	% Change
Consumables	$2,022,992	$1,948,174	3.8%
Discretionary
Home products	251,379	260,129	-3.4%
Apparel and accessories	214,981	210,860	2.0%
Seasonal and electronics	238,824	239,801	-0.4%
	705,184	710,790	-0.8%

TOTAL SALES	$2,728,176	$2,658,964	2.6%

	For the First Three Quarters Ended
(in thousands)	May 30, 2015	May 31, 2014	% Change
Consumables	$5,982,901	$5,753,716	4.0%
Discretionary
Home products	754,642	782,404	-3.5%
Apparel and accessories	564,810	565,992	-0.2%
Seasonal and electronics	780,513	773,164	1.0%
	2,099,965	2,121,560	-1.0%

TOTAL SALES	$8,082,866	$7,875,276	2.6%

STORES IN OPERATION:
	For the First Three Quarters Ended
	May 30, 2015	May 31, 2014	% Change
Beginning Store Count	8,042	7,916
New Store Openings	245	355
Store Closings	(26)	(25)
Ending Store Count	8,261	8,246	0.2%

Renovations, relocations and expansions	433	585

Total Selling Square Footage (000s)	59,782	59,488	0.5%

CONTACT:
FAMILY DOLLAR CONTACTS:
INVESTOR CONTACT:
Kiley F. Rawlins, CFA
704-708-2858
krawlins@familydollar.com
or
MEDIA CONTACT:
Bryn Winburn
704-708-1653
bwinburn@familydollar.com